Exhibit 21

Subsidiaries of Registrant

ZIH Corp., a Delaware corporation

Zebra Technologies Europe Limited, a U.K. limited liability company

Zebra Technologies France, a French corporation

Zebra Technologies Asia Pacific, LLC, a Delaware limited liability company

Zebra Technologies Latin America, LLC, a Delaware limited liability company

Zebra Technologies International, LLC, an Illinois limited liability company

Zebra Technologies Europe Sales Company, LLC, an Illinois limited liability company

Zebra Atlantek Inc., a Rhode Island corporation

Zebra Technologies B.V., a Netherlands limited liability company

Zebra Technologies Asia Holding Limited, a Mauritius company

Genuine Zebra Technologies Trading (Shanghai) Co., Ltd., a Shanghai limited liability company

Swecoin US, Inc., a Rhode Island corporation

Swecoin AB, a Swedish corporation

Zebra Technologies Services Sp.Zoo, a Polish corporation

Zebra Technologies Sp.Zoo, a Polish corporation

Zebra Technologies AB, a Swedish corporation

Zebra Technologies Services S.r.l, an Italian corporation

Zebra Technologies Brazil, LLC, a Delaware limited liability company